Exhibit 10.2

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Agreement”), dated as of August 3, 2026, is entered into by and between Kustom Entertainment, Inc., a Nevada corporation with its principal office located at 6366 College Boulevard, Overland Park, Kansas (“Kustom”), and Cycurion, Inc., a Delaware corporation with its principal office located at 1640 Boro Place, Suite 420C, McLean, Virginia (“Cycurion”) (collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

RECITALS

WHEREAS, on or around June 24, 2026, as amended by that certain Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026, the Parties entered into that certain Asset Purchase Agreement, attached hereto as Schedule A (the “Asset Purchase Agreement”), pursuant to which Cycurion agreed to purchase certain assets of Kustom identified therein and further described on Schedule B attached hereto (collectively, the “Assigned Assets”);

WHEREAS, as partial consideration for the purchase of the Assigned Assets, the Parties have agreed that Cycurion shall provide consideration pursuant to the Asset Purchase Agreement, including $1,250,000 in cash at Closing, a Secured Promissory Note in the original principal amount of $4,250,000.00, potential contingent Earnout consideration, and shares of Cycurion’s Series H Preferred Stock having an aggregate stated value of $600,000, together with all rights associated therewith, including accrued dividends and conversion rights, all subject to the terms and conditions of the Asset Purchase Agreement and the related transaction documents; and

WHEREAS, the Parties desire to effect the assignment, transfer, conveyance, and delivery of certain intellectual property and related assets in accordance with the terms of this Agreement and the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Assignment of Intellectual Property Assets. Subject to the terms and conditions of the Asset Purchase Agreement, Kustom hereby assigns, transfers, conveys, and delivers to Cycurion all of Kustom’s right, title, and interest in and to the intellectual property assets identified on Schedule C, including, to the extent set forth therein, all associated goodwill, rights to sue for past, present, and future infringement, and all registrations, applications, renewals, and proceeds related thereto.

2. Assumption of Rights. Upon the Closing and the effectiveness of the assignments contemplated hereby, Cycurion shall acquire only those rights, titles, and interests in and to the Assigned Assets expressly conveyed pursuant to this Agreement and the Asset Purchase Agreement. Except as expressly set forth in the Asset Purchase Agreement, Cycurion shall not assume or be deemed to assume any liabilities or obligations of Kustom or relating to the Assigned Assets.

3. Further Assurances. Following the Closing, Kustom shall execute and deliver such additional documents and instruments, and take such further actions, as Cycurion may reasonably request to evidence, perfect, record, or enforce Cycurion’s ownership rights in the Assigned Assets.

4. No Additional Representations. Except as expressly set forth in the Asset Purchase Agreement or herein, Kustom makes no representation or warranty, express or implied, with respect to the Assigned Assets, and all such Assigned Assets are transferred subject to the terms, limitations, and disclaimers contained in the Asset Purchase Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of August 3, 2026.

KUSTOM ENTERTAINMENT, INC

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	President, Chief Executive Officer & Chairman

CYCURION, INC

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer and Chairman

[Signature Page to Intellectual Property Assignment Agreement]

Schedule A

[Asset Purchase Agreement]

Schedule B

[Assigned Assets]

Schedule C

[Assignment of Certain Intellectual Patents, Copyright and Trademark Assets]